Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Second Quarter 2025 Results
Reports quarterly earnings from continuing operations of $0.19 per diluted share
Generates year-to-date operating cash flow of $142 million and net gains on lease portfolio sales of $14 million
Lease fleet utilization of 96.8% and Future Lease Rate Differential ("FLRD") of positive 18.3% at quarter-end
Received orders for 2,310 railcars and delivered 1,815 railcars in the quarter; backlog of $2.0 billion at quarter-end

DALLAS, Texas – July 31, 2025 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the second quarter ended June 30, 2025.
Financial and Operational Highlights
•Quarterly total company revenues of $506 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.19
•Lease fleet utilization of 96.8% and FLRD of positive 18.3% at quarter-end
•New railcar orders of 2,310 and railcar deliveries of 1,815; book-to-bill ratio of 1.3x
•Year-to-date cash flow from continuing operations of $142 million and net gains on lease portfolio sales of $14 million
2025 Guidance
•Industry deliveries of approximately 28,000 to 33,000 railcars
•Net fleet investment of $250 million to $350 million
•Operating and administrative capital expenditures of $45 million to $55 million
•EPS of $1.40 to $1.60
◦Excludes items outside of our core business operations
Management Commentary
“Our second quarter results highlight the robust performance of our leasing business and Trinity’s capability to generate substantial cash flow,” stated Trinity’s Chief Executive Officer and President, Jean Savage. “We are seeing recovery in new railcar demand as sequential order volumes improved, and we generated a book-to-bill of 1.3x.”
Ms. Savage continued, “In our Railcar Leasing and Services segment, the market has remained strong with utilization of 96.8% and an FLRD of 18.3%, which gives us confidence that the industry fleet is in balance. Year-over-year segment revenue increased by 7.5% as we continue to re-price our fleet upward. Additionally, Trinity continues to find consistent opportunities in the secondary market as both a buyer and a seller. In the Rail Products Group, our margins reflect the strategic initiatives we have undertaken over the last several years that give us the ability to perform in a low volume environment.”
“In keeping with our capital allocation strategy, we capitalized on favorable market conditions and repurchased shares worth $39 million year-to-date to further optimize our balance sheet position,” Ms. Savage noted.
Ms. Savage concluded, “We are maintaining our full year EPS guidance of $1.40 to $1.60, which reflects our expectation of improved deliveries from second quarter levels and continued improvement across the business in the second half of the year.”

Consolidated Financial Summary

	Three Months Ended June 30,
	2025	2024	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$506.2	$841.4	Lower external deliveries in the Rail Products Group
Operating profit	$95.4	$141.9
Lower external deliveries in the Rail Products Group, lower gains on lease portfolio sales, and costs associated with workforce reductions, partially offset by lower selling, engineering, and administrative expenses

Interest expense, net	$67.7	$70.1
Net income from continuing operations attributable to Trinity Industries, Inc.	$16.0	$56.1
EBITDA (1)	$171.7	$223.9
Effective tax expense rate	15.8%	22.7%	2025 tax rate includes the benefit of tax credits purchased at a discount
Diluted EPS – GAAP	$0.19	$0.67

	Six Months Ended June 30,
	2025	2024	Year over Year – Comparison
	(in millions)
Net cash provided by operating activities – continuing operations	$141.9	$299.7
Primarily lower earnings, the purchase of tax credits in the current year period, payments of incentive-based compensation during the current year period that were accrued as of December 31, 2024, and the timing of customer deposits for new railcar orders

Cash flow from operations with net gains on lease portfolio sales (1)	$155.6	$324.5
Net fleet investment	$232.7	$46.0
Returns of capital to stockholders	$89.6	$48.1
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.
Additional Business Items
•Total committed liquidity of $792 million as of June 30, 2025.

Business Group Summary

	Three Months Ended June 30,
	2025	2024	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Services Group
Revenues	$302.4	$281.4	Higher lease rates, as well as favorable pricing on, and the mix of, external repairs in the maintenance services business
Operating profit	$118.6	$128.0
Lower gains on lease portfolio sales and higher maintenance and compliance costs for the lease fleet, partially offset by higher lease rates and favorable pricing on external repairs in the maintenance services business

Operating profit margin	39.2%	45.5%
Gains on lease portfolio sales	$7.8	$22.7
Fleet utilization (1)	96.8%	96.9%
FLRD (2)	+18.3%	+28.3%	Continued strength in current lease rates
Owned lease fleet (in units) (1)	111,545	109,365
Investor-owned lease fleet (in units)	34,205	34,305
Rail Products Group
Revenues	$293.5	$634.2	Lower deliveries
Operating profit	$8.9	$50.4	Lower deliveries, reduced absorption due to lower production volumes, and costs associated with workforce reductions
Operating profit margin	3.0%	7.9%
New railcars:
Deliveries (in units)	1,815	4,755
Orders (in units)	2,310	2,495
Order value	$318.3	$338.8
Backlog value	$1,959.8	$2,683.2
Sustainable railcar conversions:
Deliveries (in units)	25	195
Eliminations
Eliminations – revenues	$(89.7)	$(74.2)
Eliminations – operating profit	$(5.6)	$(3.2)
Corporate and other
Selling, engineering, and administrative expenses	$28.8	$33.5	Lower employee-related costs, including incentive-based compensation, and lower consulting costs, partially offset by costs associated with workforce reductions

	June 30, 2025	December 31, 2024
Loan-to-value ratio
Wholly-owned subsidiaries	69.4%	67.6%
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in lease rates for railcar leases expiring over the next four quarters. The FLRD assumes that these expiring leases will be renewed at the most recent quarterly transacted lease rates for each railcar type. We believe the FLRD is useful to both management and investors as it provides insight into the near-term trend in lease rates.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on July 31, 2025 to discuss its second quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "3131927". Please call at least 10 minutes in advance to ensure a proper connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "4452791" until 11:59 p.m. Eastern on August 7, 2025.
Additionally, the Company will provide a quarterly investor presentation that will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Second Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. Our platform also includes the brands of RSI Logistics, a provider of software and logistics solutions, and Holden America, a supplier of railcar parts and components. Our platform provides railcar leasing and management services; railcar manufacturing; railcar maintenance and modifications; and other railcar logistics products and services. Trinity reports its financial results in two reportable business segments: (1) Railcar Leasing and Services Group and (2) Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$506.2	$841.4	$1,091.6	$1,651.0
Operating costs:
Cost of revenues	372.8	662.4	816.0	1,307.3
Selling, engineering, and administrative expenses	49.4	61.3	99.4	113.6
Gains on dispositions of property:
Lease portfolio sales	7.8	22.7	13.7	24.8
Other	3.6	1.5	5.3	2.2
	410.8	699.5	896.4	1,393.9
Operating profit	95.4	141.9	195.2	257.1
Interest expense, net	67.7	70.1	133.8	139.2
Other, net	1.7	(3.4)	(1.0)	—
Income from continuing operations before income taxes	26.0	75.2	62.4	117.9
Provision (benefit) for income taxes:
Current	3.0	13.8	16.5	26.9
Deferred	1.1	3.3	(5.0)	1.2
	4.1	17.1	11.5	28.1
Income from continuing operations	21.9	58.1	50.9	89.8
Loss from discontinued operations, net of income taxes	(1.9)	(1.7)	(3.8)	(6.0)
Net income	20.0	56.4	47.1	83.8
Net income attributable to noncontrolling interest	5.9	2.0	10.9	5.7
Net income attributable to Trinity Industries, Inc.	$14.1	$54.4	$36.2	$78.1

Basic earnings per common share:
Income from continuing operations	$0.20	$0.68	$0.49	$1.03
Loss from discontinued operations	(0.02)	(0.02)	(0.05)	(0.07)
Net income attributable to Trinity Industries, Inc.	$0.17	$0.66	$0.44	$0.96
Diluted earnings per common share:
Income from continuing operations	$0.19	$0.67	$0.48	$1.01
Loss from discontinued operations	(0.02)	(0.02)	(0.05)	(0.07)
Net income attributable to Trinity Industries, Inc.	$0.17	$0.65	$0.43	$0.94
Weighted average number of shares outstanding:
Basic	81.3	82.4	81.4	81.7
Diluted	82.9	84.1	83.4	83.4
Note: Earnings per common share is calculated independently for each component and may not sum to total net income attributable to Trinity Industries, Inc. per common share due to rounding.
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$147.7	$228.2
Receivables, net of allowance	323.9	379.1
Income tax receivable	20.4	2.4
Inventories	459.7	476.2
Restricted cash	167.6	146.2
Property, plant, and equipment, net:
Railcars in our lease fleet:
Wholly-owned subsidiaries	6,073.0	5,948.1
Partially-owned subsidiaries	1,390.2	1,416.0
Deferred profit on railcar products sold	(728.5)	(732.5)
Operating and administrative assets	352.1	356.5
	7,086.8	6,988.1
Goodwill	221.5	221.5
Other assets	382.4	390.5
Total assets	$8,810.0	$8,832.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$219.5	$251.7
Accrued liabilities	267.0	353.0
Debt:
Recourse	598.1	597.8
Non-recourse:
Wholly-owned subsidiaries	4,217.2	4,021.3
Partially-owned subsidiaries	1,041.5	1,071.8
	5,856.8	5,690.9
Deferred income taxes	1,070.8	1,075.6
Other liabilities	138.1	153.8
Stockholders' equity:
Trinity Industries, Inc.	1,009.1	1,058.9
Noncontrolling interest	248.7	248.3
	1,257.8	1,307.2
Total liabilities and stockholders' equity	$8,810.0	$8,832.2

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Operating activities:
Net cash provided by operating activities – continuing operations	$141.9	$299.7
Net cash used in operating activities – discontinued operations	(3.8)	(6.0)
Net cash provided by operating activities	138.1	293.7

Investing activities:
Capital expenditures – lease fleet	(295.7)	(232.7)
Proceeds from lease portfolio sales	63.0	186.7
Capital expenditures – operating and administrative	(17.9)	(15.9)
Other investing activities	8.5	6.0
Net cash used in investing activities	(242.1)	(55.9)

Financing activities:
Net proceeds from (repayments of) debt	160.1	(37.7)
Shares repurchased	(39.0)	(0.9)
Dividends paid to common shareholders	(50.4)	(47.2)
Other financing activities	(25.8)	(22.9)
Net cash provided by (used in) financing activities	44.9	(108.7)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(59.1)	129.1
Cash, cash equivalents, and restricted cash at beginning of period	374.4	235.1
Cash, cash equivalents, and restricted cash at end of period	$315.3	$364.2

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
($ in millions, except per share amounts and percentages)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income from continuing operations before income taxes, provision (benefit) for income taxes, income from continuing operations, net income from continuing operations attributable to Trinity Industries, Inc., and diluted income from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of certain interest expense, net; and certain other transactions or events (as applicable), described in the footnote to the tables below. These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended June 30, 2024
	GAAP	Interest expense, net (1)	Adjusted
Operating profit	$141.9	$—	$141.9

Income from continuing operations before income taxes	$75.2	$(0.4)	$74.8

Provision (benefit) for income taxes	$17.1	$(0.1)	$17.0

Income from continuing operations	$58.1	$(0.3)	$57.8

Net income from continuing operations attributable to Trinity Industries, Inc.	$56.1	$(0.3)	$55.8

Diluted weighted average shares outstanding	84.1		84.1

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.67		$0.66

	Six Months Ended June 30, 2024
	GAAP	Interest expense, net (1)	Adjusted
Operating profit	$257.1	$—	$257.1

Income from continuing operations before income taxes	$117.9	$(0.8)	$117.1

Provision (benefit) for income taxes	$28.1	$(0.2)	$27.9

Income from continuing operations	$89.8	$(0.6)	$89.2

Net income from continuing operations attributable to Trinity Industries, Inc.	$84.1	$(0.6)	$83.5

Diluted weighted average shares outstanding	83.4		83.4

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$1.01		$1.00
(1) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.

Adjusted Return on Equity
Adjusted Return on Equity (“Adjusted ROE”) is defined as a ratio for which (i) the numerator is calculated as income or loss from continuing operations, adjusted to exclude the effects of net income or loss attributable to noncontrolling interest, and certain other adjustments (net of income taxes), described in the footnotes to the table below, which include certain gains on dispositions of other property; restructuring activities, net; and interest expense, net; and (ii) the denominator is calculated as average Trinity stockholders’ equity (which excludes noncontrolling interest). In the following table, the numerator and denominator of our Adjusted ROE calculation are reconciled to income from continuing operations and total stockholders’ equity, respectively, which are the most directly comparable GAAP financial measures. Management believes that Adjusted ROE is a useful measure to both management and investors as it provides an indication of the economic return on the Company’s investments over time. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	LTM June 30, 2025	June 30, 2024
	($ in millions)
Numerator:
Income from continuing operations	$132.5
Net income attributable to noncontrolling interest	(23.9)
Net income from continuing operations attributable to Trinity Industries, Inc.	108.6
Adjustments (net of income taxes):
Gains on dispositions of property – other (1)	(2.1)
Restructuring activities, net	3.4
Interest expense, net (2)	(0.3)
Adjusted Net Income	$109.6

Denominator:
Total stockholders' equity	$1,257.8	$1,304.0
Noncontrolling interest	(248.7)	(238.5)
Trinity stockholders' equity	$1,009.1	$1,065.5

Average total stockholders' equity	$1,280.9
Return on Equity (3)	10.3%

Average Trinity stockholders' equity	$1,037.3
Adjusted Return on Equity (4)	10.6%
(1) Represents insurance recoveries in excess of net book value for assets damaged by a fire at the Company’s facility in Cartersville, Georgia in the first quarter of 2024.
(2) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(3) Return on Equity is calculated as income from continuing operations divided by average total stockholders' equity.
(4) Adjusted Return on Equity is calculated as adjusted net income divided by average Trinity stockholders' equity, each as defined and reconciled above.

Cash Flow from Operations with Net Gains on Lease Portfolio Sales
Cash flow from operations with net gains on lease portfolio sales is a non-GAAP financial measure. We believe this measure is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing the breadth of the cash flow generation capabilities across our operating platform, as well as our ability to fund our operations and repay our debt. This measure is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus net gains on lease portfolio sales and is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Six Months Ended June 30,
	2025	2024
Net cash provided by operating activities – continuing operations	$141.9	$299.7
Net gains on lease portfolio sales	13.7	24.8
Cash flow from operations with net gains on lease portfolio sales	$155.6	$324.5
EBITDA and Adjusted EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, provision (benefit) for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus certain interest income. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$20.0	$56.4	$47.1	$83.8
Less: Loss from discontinued operations, net of income taxes	(1.9)	(1.7)	(3.8)	(6.0)
Income from continuing operations	21.9	58.1	50.9	89.8
Interest expense	70.5	74.9	139.3	147.0
Provision (benefit) for income taxes	4.1	17.1	11.5	28.1
Depreciation and amortization expense	75.2	73.8	149.5	147.2
EBITDA	171.7	223.9	351.2	412.1
Interest income	—	(0.4)	—	(0.8)
Adjusted EBITDA	$171.7	$223.5	$351.2	$411.3